EXHIBIT 99.1


 PRESS RELEASE

 Transmitter:  Victoria L. Brown
 (561) 995-5153 (voice), (561) 998-5623 (fax)
 Levitz Furniture Corporation
 6111 Broken Sound Parkway NW
 Boca Raton, FL 33487-2799
 DISTRIBUTION:
 FOR IMMEDIATE RELEASE:  JANUARY 12, 1998

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 BOCA RATON, FLORIDA - January 12, 1998 - Levitz Furniture Corporation
 ("Levitz") and its wholly owned subsidiary John M. Smyth Company ("JMS") today completed the previously announced sale of substantially all of the assets of JMS to Heilig-Meyers Company ("Heilig"). The aggregate purchase price, which is subject to certain post-closing adjustments, paid to JMS by Heilig was approximately $34 million, including $23,680,000 in consideration for the transfer of certain real property and improvements. JMS had operated retail furniture stores in the Chicago metropolitan area. The closing follows receipt of approval from the United States District Court for the District of Delaware.

 Contact:  Edward P. Zimmer
      (561) 994-5150